Exhibit 99.5

Holders of Record, holding 5% or more of the outstanding balance for NationsLink Funding Corporation
Commercial Loan Pass Through Certificates Series 1999-LTL-1 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	% Class
A1	JP Morgan Chase Bank	4,000,000	5%
	14201 Dallas Parkway
	Dallas, TX 75254

	The Bank of New York	20,110,000	27%
	One Wall Street
	New York, NY 10286

	Bear Stearns Securities Corp	6,670,000	9%
	One Metrotech Center North, 4th Floor
	New York, NY 11201-3862

	Mellon Trust of New England, National Association	23,480,000	31%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

A2	The Bank of New York	19,804,872	10%
	One Wall Street
	New York, NY 10286

	Citibank	24,000,000	12%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	LaSalle Bank N.A.	51,000,000	26%
	135 South LaSalle St
	Chicago, IL 60603

	Mellon Trust of New England, National Association	12,400,000	6%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

	SSB&T Co.	31,358,128	16%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

	Citigroup Global Markets Inc./Salomon Brothers	10,000,000	5%
	333 W. 34th Street, 3rd Floor
	New York, NY 10001

	Deutsche Bank Trust Co Americas	16,202,000	8%
	648 Grassmere Park Road
	Nashville, TN 37211

	JP Morgan Chase Bank	12,800,000	7%
	14201 Dallas Parkway
	Dallas, TX 75254

A3	SSB&T Co	18,000,000	14%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	Citibank	14,064,021	11%
	3800 Citibank Center B3 15
	Tampa, FL 33610

	Mellon Trust of New England, National Association	85,283,795	67%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

X	The Bank of New York/WAMU Bank WMB FA	492,442,448	100%
	3800 Citibank Center B3-15
	Tampa, FL 33610

B	Mellon Trust of New England, National Association	25,855,814	100%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

C	JP Morgan Chase Bank	5,000,000	24%
	14201 Dallas Parkway
	Dallas, TX 75254

	Northern Trust	4,000,000	19%
	801 S. Canal C IN
	Chicago, IL 60607

	SSB&T Co.	11,930,897	57%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

D	Banc of America Securities LLC	5,000,000	16%
	300 Harmon Meadow Blvd
	Secaucus, NJ 07094

	Citigroup Global Markets Inc./ Salomon Brothers	2,780,731	9%
	333 W. 34th Street, 3rd Floor
	New York, NY 10001

	SSB&T Co.	3,000,000	10%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	Citibank	16,000,000	52%
	3800 Citibank Center B3 15
	Tampa, FL 33610

	Mellon Trust of New England, National Association	1,500,000	5%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259
E	Northern Trust	11,081,063	100%
	801 S. Canal C IN
	Chicago, IL 60607

F	Wachovia Securities	3,693,687	100%
	One New York Plaza
	New York, NY 10292

G	Wachovia Securities	3,693,689	100%
	One New York Plaza
	New York, NY 10292